Exhibit 99.1

ACNB Corporation

Sixteen Lincoln Square

P.O. Box 3129

Gettysburg, PA 17325

2005 ANNUAL REVIEW

CONTENTS

Financial Highlights	1

Business Profile	1

Report to Shareholders	2

Five-Year Financial Overview	6

Consolidated Statements of Condition	8

Consolidated Statements of Income	9

Boards of Directors	10

Officers	11

Office Locations	12

SHAREHOLDER INFORMATION

ANNUAL MEETING

The Annual Meeting of Shareholders for ACNB Corporation will be held on Tuesday, May 9, 2006, at 1:00 p.m. at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, PA.

FORM 10-K

A copy of ACNB Corporation’s Form 10-K, as filed with the Securities and Exchange Commission, may be obtained, without charge, by writing to:

Lynda L. Glass

Executive Vice President,

Secretary & Treasurer

ACNB Corporation

P. O. Box 3129

Gettysburg, PA 17325

The Annual Report and other Corporation reports are also filed electronically through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), which performs automated collection, validation, indexing, acceptance and forwarding of submissions to the Securities and Exchange Commission, or SEC, and is accessible by the public using the Internet at http://www.sec.gov./edgarhp.htm.

TRANSFER AGENT, REGISTRAR AND DIVIDEND DISBURSING AGENT

Registrar and Transfer Company

10 Commerce Drive

Cranford, NJ 07016

For shareholder inquiries, call toll free

800.368.5948.

MARKET MAKERS

Boenning & Scattergood, Inc.

West Conshohocken, PA

610.832.1212/800.842.8928

Ferris, Baker Watts, Inc.

Frederick, MD

301.662.6488/800.950.6488

Janney Montgomery Scott, LLC

York, PA

717.845.5611/800.999.0503

Smith Barney Inc.

Gettysburg, PA

717.334.9101/800.344.3828

ACNB CORPORATION

FINANCIAL HIGHLIGHTS

	2005	2004	2003
FOR THE YEAR
Net interest income	$25,278,000	$24,569,000	$22,744,000
Net income	7,376,000	9,308,000	10,768,000
Cash dividends paid	4,947,000	4,892,000	4,838,000

PER SHARE STATISTICS
Basic earnings	$1.36	$1.71	$1.98
Cash dividends paid	.91	.90	.89
Book value (year-end)	13.59	13.71	13.38

AT YEAR-END
Total assets	$945,136,000	$924,188,000	$873,083,000
Total loans	493,464,000	440,569,000	415,029,000
Total deposits	679,381,000	646,872,000	639,388,000
Total shareholders’ equity	74,010,000	74,521,000	72,743,000

KEY RATIOS
Return on average shareholders’ equity	10.03%	12.84%	15.41%
Return on average assets	.79%	1.04%	1.32%
Dividend payout	67%	53%	45%
Average shareholders’ equity to average assets	7.92%	8.11%	8.55%

BUSINESS PROFILE

ACNB Corporation is a financial holding company headquartered in Gettysburg, PA, with the wholly-owned subsidiaries of Adams County National Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD.

Through its bank subsidiary of Adams County National Bank, ACNB Corporation provides a wide array of consumer, commercial and fiduciary services to fulfill the financial needs of individuals, businesses, public entities, and community organizations in its trading area. Originally founded in 1857, Adams County National Bank serves its marketplace via a network of seventeen retail banking offices located throughout Adams County, PA, and in Dillsburg and Hanover, York County, PA. Farmers National Bank of Newville, a division of Adams County National Bank, operates three retail banking offices in the Newville, Cumberland County, PA, area.

Russell Insurance Group, Inc., the insurance subsidiary of ACNB Corporation, offers a broad range of commercial and personal insurance lines through licenses in thirty-two states, with a major focus in Maryland and Pennsylvania. This full-service insurance agency is based in Westminster, Carroll County, MD, with a satellite office in Timonium, Baltimore County, MD.

2005 ANNUAL REVIEW

REPORT TO SHAREHOLDERS

The significance of community is often overlooked in today’s fast-paced world. People are intent upon balancing life’s demands including work, family, friends and service organizations. However, at ACNB Corporation, the sense of community—as well as its importance—has risen to a higher level in the past few years. First, this is due to reflections on the past in anticipation of the upcoming 150th Anniversary in 2007 of Adams County National Bank, the Corporation’s wholly-owned banking subsidiary. Second, there has been the continued change in the competitive landscape of our primary trading area and target markets. And, third, as a result of challenges, there has been a renewed focus on and commitment to the communities we serve as evidenced by our new retail banking offices, new Operations Center, and expanded product offering with the new insurance subsidiary.

This organization has been built on the precepts of community banking—reinvesting depositor’s dollars in loans to others for the economic benefit of the shared community. The definition of community implies a common bond. ACNB Corporation is a vital link in contributing to the economic strength in its markets. This is the reason why the 2005 Annual Review is dedicated to the communities we serve through photos of their abundant beauty. These images portray only glimpses of the geography of which we are so proud and honored to claim as our own.

Financial Performance

2005 net income for ACNB Corporation totaled $7,376,000, or $1.36 per share. In 2004, net income was $9,308,000, or $1.71 per share. This decline in earnings was a result of a number of factors. First, in 2004, there were gains on securities in the amount of more than $1,100,000 which did not reoccur in 2005. There were also 2004 historical tax credits in excess of $800,000 resulting from our investment in low-income community housing projects. Second, expenses in 2005 rose due to significant increases in costs associated with regulatory compliance and employee benefits—as well as one-time costs resulting from the acquisition of Russell Insurance Group, Inc., the opening of new retail banking offices in the New Oxford and Gettysburg markets, and the relocation of staff to the new Operations Center. Third, there was little improvement from 2004 to 2005 in the net interest margin based upon economic conditions including the relatively low interest rate environment and the unusual flattened yield curve.

Despite the continued pressure on the net interest margin, the Corporation did achieve its historic high relative to net interest income due primarily to volume growth in loans. Net interest income was $25,278,000 in 2005. Additionally, Russell Insurance Group, Inc. and the Bank’s Trust Department contributed more than $4,000,000 and $700,000, respectively, to revenues for the year of 2005. For both of these entities, these revenue levels mark a high point in performance.

Early in 2005, there was an internal focus on the composition of the balance sheet with respect to an emphasis on loan and deposit growth. Accordingly, total loans increased by nearly $53 million, or 12%, from December 31, 2004, to December 31, 2005. Total deposits rose by more than $32 million, or 5%, during this same period of time.

Shareholder Dividends & Equity

ACNB Corporation paid $4,947,000, or $.91 per share, in cash dividends to shareholders during 2005. This compares to $4,892,000, or $.90 per share, for 2004. The dividend payout ratios were 67% and 53% for 2005 and 2004, respectively. Total shareholders equity remains strong at $74 million as of December 31, 2005.

Sarbanes-Oxley Act of 2002

Like other publicly-traded companies, ACNB Corporation is subject to the disclosure requirements and corporate governance provisions of the Sarbanes-Oxley Act of 2002. The intent of this Act is to protect investors by requiring a level of documented internal controls, with adequate management and independent testing of the effectiveness of these internal controls, to ensure accuracy and reliability in the Corporation’s financial statements and disclosures.

Accordingly, management must report on its assessment of internal control over financial reporting and the Corporation’s independent auditors must issue an attestation report on management’s assessment. This attestation report by the independent registered public accounting firm is filed with the Securities and Exchange Commission in ACNB Corporation’s Annual Report on Form 10-K. For 2005, it concludes: “In our opinion, management’s assessment that ACNB Corporation maintained effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO)”.

Having completed the second year-end reporting for Sarbanes-Oxley Act compliance, the processes of documenting internal control procedures and subsequent testing continue to require the substantial commitment of both human and monetary resources for ACNB Corporation. In illustration, documentation revisions must be made as changes are implemented in the way we do business from a new account opening procedure to how checks are processed to modifications in financial accounting practices. All of the internal control documentation must then be reviewed quarterly for accuracy and completeness at multiple levels of the organization. Subsequent testing to ensure the effectiveness of these internal controls is conducted by both the Internal Audit staff and the Corporation’s independent auditors.

Despite the very significant costs, both in time and dollars, the initiatives necessary to comply with the Sarbanes-Oxley Act have resulted in strengthening our organization and enhancing our risk management practices.

Adams County National Bank

ACNB Corporation’s banking business is conducted via its retail banking network of 20 office locations operating as Adams County National Bank and Farmers National Bank of Newville, a division of Adams County National Bank. In 2005, Adams County National Bank opened the doors at two new retail banking offices. The New Oxford Office, situated on the east side of town along Route 30, began to serve customers on January 31, 2005. The office at the Adams Commerce Center, which is near the intersection of Routes 30 and 15 east of Gettysburg, opened for business on August 29, 2005, and is located at the new ACNB Corporation Operations Center. Both of these retail locations complement Adams County National Bank’s network of retail banking offices, providing additional opportunities for the Bank to serve current and prospective customers in key geographic areas of growth and development.

Adams County National Bank has plans to expand in the dynamic Hanover market. Currently, the Bank has one retail banking office on the north end of Hanover in a mixed commercial and residential venue. The second office—slated to open in April 2006—will be located on the south end of Hanover along Baltimore Street in an area similarly comprised of commercial and residential properties. On both ends of Hanover, new construction is evidence of the ongoing demand for real estate by business owners and home owners in this vital marketplace.

Competition for loans and deposits is intense. Products, pricing and service all factor into the customer’s decision making. The Bank’s staff has responded to the demands of both commercial and retail customers in the local financial services marketplace—resulting in the hard-earned loan and deposit growth attained in 2005. It is our intent to further penetrate these markets in 2006 via product and service enhancements, as well as the leveraging of existing resources and relationships.

Russell Insurance Group

Russell Insurance Group, Inc. joined ACNB Corporation as a wholly-owned subsidiary effective January 5, 2005. This full-service insurance agency offers a broad range of property and casualty, life, and health insurance to both commercial and individual clients through licenses in 32 states, with a major focus in Maryland and Pennsylvania.

Based in Westminster, Maryland, with a satellite office in Timonium, Maryland, Russell Insurance Group has served the needs of its clients since its founding as an independent insurance agency by Frank C. Russell, Jr. in 1978. The focus was on commercial accounts in the agency’s early years, but in the last ten years personal insurance lines have become an integral part of the business. The agency has grown to be a leader in its geographic region through both client referrals and agency acquisition. Some of the major insurance carriers that Russell Insurance Group represents are Hartford, St. Paul Travelers, Encompass, Selective, State Auto, Safeco, Berkley Mid-Atlantic Group, Montgomery, Harleysville, Penn National, Ohio Casualty, Brethren Mutual, Farmers, General Casualty, Progressive, and CNA.

Mr. Russell continues to lead Russell Insurance Group, Inc. as President and Chief Executive Officer, with oversight by the Board of Directors established for this new subsidiary of ACNB Corporation. The priority in the initial year of operations with the Corporation has been on organizational matters, such as Sarbanes-Oxley Act compliance and financial information integration. Additionally, there has been interaction between Bank staff and the insurance agency staff for purposes of establishing communication lines and a referral process for the building of joint customer relationships. As of First Quarter 2006, there is a Russell Insurance Group agent for personal insurance lines located in the Bank’s West Gettysburg Office. Other plans for 2006 include joint marketing programs and sales initiatives to maximize business opportunities.

ACNB Corporation Operations Center

In early Second Quarter of 2005, construction was completed on the new ACNB Corporation Operations Center at 100 V-Twin Drive, Gettysburg, in the Adams Commerce Center. The relocation of the Bank’s data center occurred without incident in May 2005, followed by the planned moves of other centralized operational and functional areas in phases through August 2005.

This new facility is now the operational base for the Bank, consolidating staff members who were once scattered throughout various rooms and offices in three buildings in Gettysburg. The result for the employees at the Operations Center is greater work efficiencies and collaboration due to the presence in one location of related departmental coworkers and supervisors.

Of significance too are the security and business continuity improvements enabled due to the new construction at the Operations Center. The Bank’s assets include computer systems and information. Both of these are better protected in this new environment, thus further mitigating risks in conducting our business.

With the relocation of staff to the Operations Center, the North Gettysburg Office has become the hub for the Bank’s lending activities. Now, all centralized functions that support commercial, residential mortgage, and consumer loan origination reside in a single location as well—resulting in the same increased levels of work efficiencies and collaboration for lending staff.

In sum, the new Operations Center and the associated logistical changes for both staff and business processes provide the organizational infrastructure to support an evolving financial services company. ACNB Corporation is well positioned for a future that will require change, speed and versatility.

Strategic Planning

In March 2005, the Board of Directors of ACNB Corporation and Adams County National Bank embarked on a comprehensive strategic planning process that solicited input from all Bank employees and engaged key functional area managers. On February 21, 2006, the Strategic Plan for 2006 through 2008 was approved by the Board of Directors.

Corporate objectives, as well as associated metrics for ongoing performance measurement during the three-year period, are delineated in the Strategic Plan. Specifically, these objectives focus on profitability, loan portfolio growth and diversification, operating efficiencies, risk profile management, staff composition and development, customer segmentation, and customer relationships.

The Strategic Plan also communicates ACNB Corporation’s vision for the future. It is simple. It is direct. It is to be the independent financial services provider of choice in the core markets served by building relationships and finding solutions.

Our Employees

As always, our progress and our success are truly predicated on the talents and diligence of our more than 300 employees. These individuals represent the organization many times each business day to our customers, vendors, business partners, shareholders, and community members. They are indeed the ones that provide the energy to build relationships and find solutions. We continue to be thankful for their dedication and service to our organization.

The Board of Directors

In March 2005, Guy F. Donaldson retired as a Director of ACNB Corporation and Adams County National Bank. He was subsequently designated as Director Emeritus of Adams County National Bank. Mr. Donaldson first joined Adams County National Bank’s Board of Directors in 1981. He was also elected as a Director of ACNB Corporation, upon its formation in 1982. His many years of service to the Bank and the Corporation, especially as a representative of the agricultural interests in our marketplace, are acknowledged with genuine gratitude.

Alan J. Stock was elected to the Board of Directors of both ACNB Corporation and Adams County National Bank at the Annual Meeting of Shareholders on May 17, 2005. Mr. Stock is the owner of Eicholtz Company, a provider of office equipment and furniture, located in New Oxford. He is a long-time local businessperson serving the greater Adams County and Hanover areas. As such, Mr. Stock’s business experience and familiarity with the local market have proven to be beneficial to our organization.

At this year’s Annual Meeting of Shareholders to be held on May 9, 2006, Frank C. Russell, Jr. is standing for election to the Board of Directors of both ACNB Corporation and Adams County National Bank. Mr. Russell, as President and Chief Executive Officer of Russell Insurance Group, Inc., has certainly contributed to the accomplishments of ACNB Corporation in 2005. We look forward to his expanded role in the years ahead.

The Board of Directors of ACNB Corporation is poised for the future. They recognize the demands, the challenges, and the opportunities facing the Corporation and its subsidiaries. They have set a strategic direction. They are committed. Our organization is fortified by their resolve, discernment and insight. We appreciate all of their endeavors on our behalf.

In Closing

As valued shareholders of ACNB Corporation, your continued investment is integral to our future. We thank you for your trust and confidence.

Sincerely,

Ronald L. Hankey	Thomas A. Ritter	Lynda L. Glass

Chairman	President & Chief Executive Officer	Executive Vice President, Secretary & Treasurer

FIVE - YEAR FINANCIAL OVERVIEW

TOTAL ASSETS In millions of dollars	TOTAL DEPOSITS In millions of dollars

TOTAL LOANS In millions of dollars	NET INCOME In millions of dollars

RETURN ON AVERAGE ASSETS Percent	RETURN ON AVERAGE EQUITY Percent

EARNINGS PER SHARE In dollars	DIVIDENDS PER SHARE PAID In dollars

BOOK VALUE PER SHARE In dollars	TOTAL SHAREHOLDERS’ EQUITY In millions of dollars

CONSOLIDATED STATEMENTS OF CONDITION

	December 31
Dollars in thousands	2005	2004
ASSETS
Cash and due from banks	$18,382	$21,757
Interest bearing deposits in banks	892	938
CASH AND CASH EQUIVALENTS	19,274	22,695

Securities available for sale	348,713	381,383
Securities held to maturity (fair value $19,192 in 2005 and $25,089 in 2004)	19,165	24,560
Loans held for sale	60	511
Loans, net of allowance for loan losses ($4,456 in 2005 and $3,938 in 2004)	489,008	436,631
Premises and equipment	14,696	11,992
Restricted investment in bank stocks	9,053	10,271
Investment in bank-owned life insurance	21,116	19,198
Investments in low-income housing partnerships	5,665	6,153
Other assets	18,386	10,794
TOTAL ASSETS	$945,136	$924,188

LIABILITIES
Deposits:
Non-interest bearing	$79,428	$74,667
Interest bearing	599,953	572,205
TOTAL DEPOSITS	679,381	646,872

Short-term borrowings	59,307	64,966
Long-term borrowings	125,778	132,000
Other liabilities	6,660	5,829
TOTAL LIABILITIES	871,126	849,667

SHAREHOLDERS’ EQUITY
Common stock (par value $2.50; 20,000,000 shares authorized; 5,436,101 shares issued and outstanding)	13,590	13,590
Retained earnings	65,556	63,127
Accumulated other comprehensive loss	(5,136)	(2,196)
TOTAL SHAREHOLDERS’ EQUITY	74,010	74,521
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$945,136	$924,188

See consolidated financial statements and accompanying notes presented in the Corporation’s Annual Report on Form 10-K.

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31
Dollars in thousands, except per share data	2005	2004	2003
INTEREST INCOME
Loans, including fees	$27,243	$23,578	$23,670
Securities:
Taxable	13,729	13,002	11,904
Tax-exempt	916	917	882
Dividends	288	153	158
Other	93	102	75
TOTAL INTEREST INCOME	42,269	37,752	36,689

INTEREST EXPENSE
Deposits	11,528	9,511	11,224
Short-term borrowings	1,255	793	741
Long-term debt	4,208	2,879	1,980
TOTAL INTEREST EXPENSE	16,991	13,183	13,945
NET INTEREST INCOME	25,278	24,569	22,744
Provision for loan losses	516	300	265
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	24,762	24,269	22,479

OTHER INCOME
Service charges on deposit accounts	1,742	1,780	1,788
Income from fiduciary activities	717	714	663
Earnings on investment in bank-owned life insurance	768	683	722
Gain recognized from life insurance proceeds	—	—	2,161
Gains (losses) on sales of securities	(264)	1,113	1,992
Service charges on ATM and debit card transactions	738	713	606
Commissions from insurance sales	4,121	—	—
Other	1,094	862	1,497
TOTAL OTHER INCOME	8,916	5,865	9,429

OTHER EXPENSES
Salaries and employee benefits	12,884	9,884	9,902
Net occupancy expense	1,510	952	933
Equipment expense	2,395	2,131	1,960
Professional services	1,147	730	543
Other tax expense	1,044	990	937
Supplies and postage	761	633	639
Advertising expense	830	284	369
Other	4,321	2,967	2,715
TOTAL OTHER EXPENSES	24,892	18,571	17,998
INCOME BEFORE INCOME TAXES	8,786	11,563	13,910
Provision for income taxes	1,410	2,255	3,142
NET INCOME	$7,376	$9,308	$10,768

PER SHARE DATA
Basic earnings	$1.36	$1.71	$1.98
Cash dividends paid	$.91	$.90	$.89

See consolidated financial statements and accompanying notes presented in the Corporation’s Annual Report on Form 10-K.

BOARDS OF DIRECTORS

ACNB CORPORATION BOARD OF DIRECTORS

PHILIP P. ASPER

Building Contractor

FRANK ELSNER, III

President & Chief Executive Officer

Elsner Engineering Works, Inc.

D. RICHARD GUISE

Retired/New Automobile Dealer

Vice Chairman

ACNB Corporation &

Adams County National Bank

RONALD L. HANKEY

Chairman

ACNB Corporation &

Adams County National Bank

EDGAR S. HEBERLIG

Owner

Ed Heberlig Enterprises

WAYNE E. LAU

Retired/Travel Sales

DANIEL W. POTTS

Self-Employed

Residential Real Estate Development

THOMAS A. RITTER

President & Chief Executive Officer

ACNB Corporation &

Adams County National Bank

MARIAN B. SCHULTZ

Dean

Academic Programs & Services

Shippensburg University

ALAN J. STOCK

Owner

Eicholtz Company

JENNIFER L. WEAVER

Dean

Gettysburg Campus

Harrisburg Area Community College

HARRY L. WHEELER

Proprietor

Wheeler Drywall

ADAMS COUNTY NATIONAL BANK BOARD OF DIRECTORS

PHILIP P. ASPER

FRANK ELSNER, III

D. RICHARD GUISE

RONALD L. HANKEY

EDGAR S. HEBERLIG

WAYNE E. LAU

DANIEL W. POTTS

THOMAS A. RITTER

MARIAN B. SCHULTZ

ALAN J. STOCK

JENNIFER L. WEAVER

HARRY L. WHEELER

ADAMS COUNTY NATIONAL BANK DIRECTORS EMERITI

GUY F. DONALDSON

FRANK ELSNER, JR.

WILLIAM B. LOWER

RALPH S. SANDOE

ADAMS COUNTY NATIONAL BANK HONORARY DIRECTORS

DANA P. BRANDT

J. THOMAS DERICK

FRANK C. EGGER

RICHARD L. GALUSHA

PHILIP M. JONES

MERVIN J. MORRISON

W. IRVIN NELSON

PAUL G. PITZER

CHARLES E. RITTER

L. ROBERT SNYDER

RUSSELL INSURANCE GROUP, INC. BOARD OF DIRECTORS

LYNDA L. GLASS

RONALD L. HANKEY

DANIEL W. POTTS

THOMAS A. RITTER

FRANK C. RUSSELL, JR.

OFFICERS

ACNB CORPORATION

RONALD L. HANKEY

Chairman

THOMAS A. RITTER

President &

Chief Executive Officer

LYNDA L. GLASS

Executive Vice President

JOHN W. KRICHTEN

Secretary & Treasurer

ADAMS COUNTY NATIONAL BANK

RONALD L. HANKEY

Chairman

THOMAS A. RITTER

President &

Chief Executive Officer

LYNDA L. GLASS

Executive Vice President &

Chief Operating Officer

JOHN M. KIEHL

Senior Vice President

Information Security &

Special Projects

JOHN W. KRICHTEN

Senior Vice President, Cashier &

Chief Financial Officer

CARL L. RICKER

Senior Vice President &

Chief Lending Officer

First Vice Presidents

DAVID W. CATHELL

SANDRA A. DEANER

GINA D. DIGIROLAMO

DOROTHY K. PUHL

R. MARK PURDY

Vice Presidents

BARBARA L. BARBER

WAYNE G. CRUM

DAVID W. DEANER

ROBERT A. HAHN

L. JOHN HICKS

DENNIS R. HOLLINGER

PAUL H. KETTERMAN, JR.

WILLIAM D. KOUGH, JR.

LAURIE A. LAUB

JUDI M. McGEE

SCOTT A. MILLER

JEFFREY A. POTTORFF

CRAIG A. SHOWVAKER

RONALD C. SMITH

Assistant Vice Presidents

KEVIN L. COOK

STEVEN E. EBERSOLE

KIM D. ELMO

KIMBERLY S. FLICKINGER

CAROLYN E. GROFT

BARBARA D. GUISE

GEORGE R. GUISE

JANE E. GWYN

NANCY E. HELWIG

GINNY L. HUNTSBERRY

HELEN A. JAHN

WILLIAM A. KAUFFMAN

BEVERLY S. KRESS

BRENDA J. KUGLER

BETH W. LESKO

SHELBY L. PENTZ

KAREN J. REDDING

SUSAN M. SAYLOR

DEBRA T. SITES

LISA A. SMITH

TINA M. STECKLER

RHONDA L. WINTERSTEIN

FARMERS NATIONAL BANK OF NEWVILLE A Division of Adams County National Bank

CAROLYN H. KOUGH

Executive Vice President

JAMES E. SHOWVAKER

Vice President

DOUGLAS R. LINDSAY

Assistant Vice President

RUSSELL INSURANCE GROUP, INC.

FRANK C. RUSSELL, JR.

President & Chief Executive Officer

DANIEL J. COUGHLIN

Vice President

LYNDA L. GLASS

Vice President & Secretary

CRAIG A. SHOWVAKER

Vice President & Treasurer

OFFICE LOCATIONS

ADAMS COUNTY NATIONAL BANK

ARENDTSVILLE

Arendtsville Office

101 Main Street

Arendtsville, PA 17303

BENDERSVILLE

Bendersville Office

101 North Main Street

Bendersville, PA 17306

BIGLERVILLE

Biglerville Office

3459 Biglerville Road

Biglerville, PA 17307

CASHTOWN

Franklin Twp. Drive-Up

10 High Street

Cashtown, PA 17310

DILLSBURG

Dillsburg Office

3 Tristan Drive

Dillsburg, PA 17019

EAST BERLIN

East Berlin Office

1677 Abbottstown Pike

East Berlin, PA 17316

FAIRFIELD AND

CARROLL VALLEY

Carroll Valley/

Fairfield Office

4910 Fairfield Road

Fairfield, PA 17320

GETTYSBURG

Adams Commerce Center Office

100 V-Twin Drive

Gettysburg, PA 17325

Lincoln Square Office

2 Chambersburg Street

Gettysburg, PA 17325

North Gettysburg Office

675 Old Harrisburg Road

Gettysburg, PA 17325

West Gettysburg Office

545 West Middle Street

Gettysburg, PA 17325

HANOVER

North Hanover Office

1127 Eichelberger Street

Hanover, PA 17331

South Hanover Office*

865 Baltimore Street

Hanover, PA 17331

LITTLESTOWN

Littlestown Office

444 West King Street

Littlestown, PA 17340

Littlestown Drive-Up

223 East King Street

Littlestown, PA 17340

McSHERRYSTOWN

McSherrystown Office

369 Main Street

McSherrystown, PA 17344

NEW OXFORD

New Oxford Office

318 Lincolnway East

New Oxford, PA 17350

YORK SPRINGS

York Springs Office

202 Main Street

York Springs, PA 17372

* Opening April 2006

FARMERS NATIONAL BANK OF NEWVILLE A Division of Adams County National Bank

Newville Office

1 West Big Spring Avenue

Newville, PA 17241

Newville Drive-Up

51 South High Street

Newville, PA 17241

Big Spring Office

37 Carlisle Road

Newville, PA 17241

RUSSELL INSURANCE GROUP, INC.

Westminster Office

2526 West Liberty Road

Westminster, MD 21157

Timonium Office

10 Gerard Avenue

Timonium, MD 21093

Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis, as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time-to-time with the Securities and Exchange Commission, including the Quarterly Reports on Form 10-Q filed by the Corporation and any Current Reports on Form 8-K filed by the Corporation.

ADAMS COUNTY NATIONAL BANK

CUSTOMER CONTACT CENTER

Toll Free 1.888.334.ACNB (2262)

24-HOUR TELEPHONE BANKING LINE

Toll Free 1.888.338.ACNB (2262)

www.acnb.com

RUSSELL INSURANCE GROUP

Toll Free 1.800.289.4097

www.riginsurance.com

PHOTOS FRONT COVER	PHOTOS BACK COVER
(left to right)	(left to right)
Frederick Street, Hanover	Sachs Bridge, Gettysburg
Gettysburg National Military Park	Logan Park, Dillsburg
Community Park, Littlestown	Lincolnway East, New Oxford
Laughlin Mill, Newville	Peters Orchard, York Springs